EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 27, 2026, on the financial statements of 1606 Corp. for the years ended December 31, 2025 and 2024, included herein on the registration statement of 1606 Corp. on Form S-1, Amendment No. 1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 17, 2026